The Bancorp, Inc. Reports Second Quarter 2009 Results

Wilmington, De - July 23, 2009 - The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported results for the quarter ended June 30, 2009.

Second Quarter 2009 financial highlights:
  Transaction accounts increased 67% over the second quarter of 2008 and 15% over December 31, 2008 to $1.3 billion.
  Transaction accounts total 88% of total deposits at June 30, 2009.
  Time deposits decreased 67% from the second quarter of 2008 and 54% from December 31, 2008.
  Construction loans decreased 16% from December 31, 2008 to $255.5 million at June 30, 2009.
  The net interest margin increased to 3.96% for the second quarter of 2009 as compared to 3.34% for the second quarter of 2008.

Financial Results

Bancorp reported a net income available to common shareholders for the three months ended June 30, 2009 of $125,000 or earnings per share - diluted of $0.01, based on 15,351,843 weighted average shares outstanding, compared to net loss available to common shareholders of $4.3 million or a total loss per share - diluted of $0.29, based on 14,563,218 weighted average shares outstanding, for the three months ended June 30, 2008. For the six months ended June 30, 2009, Bancorp reported net income available to common shareholders of $488,000 or earnings per share - diluted of $0.03, based on 15,035,205 weighted average shares outstanding, compared to a net loss of $1.5 million or a total loss per share - diluted of $0.10, based on 14,562,434 weighted average shares outstanding.

Balance Sheet Summary

At June 30, 2009, Bancorp's total assets were $1.732 billion, a decrease of $60.8 million or 3.3% from December 31, 2008. Loans grew to $1.46 billion, an increase of $10.6 million or 0.7% from those of December 31, 2008, and deposits decreased to $1.49 billion, a decrease of $34.9 million or 2.3%, from deposits at December 31, 2008. Total common shares outstanding were 14,563,919 at June 30, 2009 and December 31, 2008 respectively.

Conference Call Webcast

Interested parties can access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 9:00 AM EDT on Friday, July 24, 2009 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. The conference call may also be listened to by dialing 888.396.2356 using access code 26068769. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on Bancorp's investor relations website and telephonically until Friday, July 31, 2009 by dialing 888.286.8010, access code 54109315.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity partner programs nationwide. The Bancorp Bank's regional community bank division serves the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(dollars in thousands except per share data)		(dollars in thousands except per share data)

Condensed income statement
Net interest income	$ 15,969	$ 12,921	$ 30,885	$ 25,817
Provision for loan and lease losses	2,500	3,350	5,500	4,700
Non-interest income
Other than temporary impairment of investment securities	-	(8,275)	-	(8,275)
Other non-interest income	3,803	3,024	7,131	6,500
Total non-interest income	3,803	(5,251)	7,131	(1,775)
Non-interest expense
Loss on other real estate owned	1,700	-	1,700	-
FDIC special assessment	775	-	775	-
Other non-interest expense	13,058	11,210	26,311	21,572
Total non-interest expense	15,533	11,210	28,786	21,572
Net income (loss) before income tax expense	1,739	(6,890)	3,730	(2,230)
Income tax expense (benefit)	632	(2,619)	1,413	(785)
Net income (loss)	1,107	(4,271)	2,317	(1,445)
Less preferred stock dividends	(581)	(16)	(1,163)	(33)
Less preferred stock accretion	(401)	-	(666)	-
Loss allocated to Series A preferred shareholders	-	31	-	10
Net income (loss) available to common shareholders	$ 125	$ (4,256)	$ 488	$ (1,468)

Basic earnings (loss) per share	$ 0.01	$ (0.29)	$ 0.03	$ (0.10)

Diluted earnings (loss) per share	$ 0.01	$ (0.29)	$ 0.03	$ (0.10)
Weighted average shares - basic	14,563,919	14,563,218	14,563,919	14,562,434
Weighted average shares - diluted	15,351,843	14,563,218	15,035,205	14,562,434

	June 30,	March 31,	December 31,	June 30,
	2009	2009	2008	2008
Condensed balance sheet
Assets
Federal funds sold	$ 12,102	$ 18,114	$ 87,729	$ 18,047
Investment securities	143,323	109,580	106,458	118,897
Loans	1,459,965	1,471,556	1,449,349	1,427,578
Allowance for loan and lease losses	(18,080)	(18,977)	(17,361)	(14,245)
Other assets	134,268	186,799	166,200	127,129
Total assets	$ 1,731,578	$ 1,767,072	$ 1,792,375	$ 1,677,406

Liabilities and shareholders' equity
Transaction accounts	$ 1,314,177	$ 1,345,397	$ 1,144,515	$ 786,785
Time deposits	176,308	136,526	380,847	527,582
Total deposits	1,490,485	1,481,923	1,525,362	1,314,367
Short-term borrowings	43,394	89,364	70,419	172,005
Subordinated debt	13,401	13,401	13,401	13,401
Other liabilities	3,019	1,222	2,790	4,970
Shareholder's equity	181,279	181,162	180,403	172,663
Total liabilities and shareholders' equity	$ 1,731,578	$ 1,767,072	$ 1,792,375	$ 1,677,406

	Second	First	Fourth	Second
	quarter	quarter	quarter	quarter
Average condensed balance sheet	average 2009	average 2009	average 2008	average 2008
Assets
Federal funds sold	$ 23,068	$ 98,215	$ 37,634	$ 21,566
Investment securities	135,102	109,761	116,816	127,544
Loans	1,470,347	1,457,084	1,460,204	1,396,421
Allowance for loan and lease losses	(19,474)	(17,878)	(15,853)	(11,875)
Other assets	140,054	169,816	178,834	116,715
Total assets	$ 1,749,097	$ 1,816,998	$ 1,777,635	$ 1,650,371

Liabilities and shareholders' equity
Transaction accounts	$ 1,285,252	$ 1,378,343	$ 1,050,658	$ 799,675
Time deposits	170,251	216,494	397,009	476,468
Total deposits	1,455,503	1,594,837	1,447,667	1,276,143
Short-term borrowings	96,384	26,719	125,596	172,693
Other borrowings	13,401	13,401	13,401	13,401
Other liabilities	1,192	1,454	7,090	6,626
Shareholders' equity	182,617	180,587	183,881	181,508
Total liabilities and shareholders' equity	$ 1,749,097	$ 1,816,998	$ 1,777,635	$ 1,650,371

Loan Portfolio
	June 30,	March 31,	December 31,	June 30,
	2009	2009	2008	2008
	Amount	Amount	Amount	Amount

Commercial	$ 363,524	$ 348,765	$ 353,219	$ 341,304
Commercial mortgage	522,510	506,337	488,986	461,170
Construction	255,504	309,411	305,889	332,088
Total commercial loans	1,141,538	1,164,513	1,148,094	1,134,562
Direct financing leases	80,774	83,326	85,092	90,201
Residential mortgage	64,934	60,282	57,636	52,389
Consumer loans and others	170,999	161,945	157,446	149,186
	1,458,245	1,470,066	1,448,268	1,426,338
Unamortized costs (fees)	1,720	1,490	1,081	1,240
Total loans, net of unamortized fees and costs	$ 1,459,965	$ 1,471,556	$ 1,449,349	$ 1,427,578

Supplemental loan data :
Construction 1-4 family	$ 124,443	$ 159,148	$ 163,718	$ 174,196
Construction commercial, acquisition and development	131,061	150,263	142,171	157,892
	$ 255,504	$ 309,411	$ 305,889	$ 332,088

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Selected operating ratios
Return on average assets	0.25%	-1.04%	0.26%	-0.18%
Return on average equity	2.42%	-9.41%	2.55%	-1.61%
Net interest margin	3.96%	3.34%	3.77%	3.41%
Efficiency ratio	81.32%	70.30%	77.08%	66.75%
Book value per share (1)	$ 9.27	$ 11.77	$ 9.27	$ 11.77

(1) Excludes Series B Preferred Shares issued to the US Treasury and the associated book value

	June 30,	March 31,	December 31,	June 30,
	2009	2009	2008	2008
Asset quality ratios
Nonperforming loans to total loans	2.09%	1.72%	0.88%	0.74%
Nonperforming assets to total assets	1.76%	1.69%	0.97%	0.63%
Allowance for loan and lease losses to total loans	1.24%	1.29%	1.20%	1.00%
Nonaccrual loans	$ 8,716	$ 11,949	$ 8,729	$ 10,053
Loans 90 days past due still accruing interest	$ 21,779	$ 13,362	$ 4,055	$ 492
Other real estate owned	$ -	$ 4,600	$ 4,600	$ -